CALLAWAY GOLF COMPANY ANNOUNCES FIRST QUARTER 2026 RESULTS

First Quarter Net Sales (+9%), Net Income from Continuing Operations (+18%) and Adjusted EBITDA (+31%)

Raises Full Year 2026 Net Sales and Adjusted EBITDA Outlook

HIGHLIGHTS
•Q1 Non-GAAP Net Income from Continuing Operations increased 96%.
•Q1 GAAP and Non-GAAP Gross Margin increased 250 basis points and 260 basis points year-over-year, respectively.
•Repurchased $79 million of outstanding common shares through April 2026, including $75 million in open market transactions.
•On May 1, upon maturity, the Company settled in full its $258 million of convertible notes in cash and remains in a net cash position.
•Increasing full year 2026 net sales outlook to $2.015 billion - $2.070 billion and Adjusted EBITDA outlook to $211 million - $233 million.

CARLSBAD, CA /May 7, 2026/ Callaway Golf Company (the “Company,” “Callaway,” “we,” “our,” “us”) (NYSE: CALY) announced its financial results for the first quarter ended March 31, 2026.

“We had a strong start to the year with first quarter revenue increasing 9% and Adjusted EBITDA increasing 31%,” commented Chip Brewer, President and Chief Executive Officer of Callaway Golf Company. “While these results reflect some timing between quarters that benefitted Q1, overall these results reflect strong demand for our new products and the good progress we are making with our gross margin and cost savings initiatives. In addition, despite the increased macroeconomic uncertainty, the golf industry and golf consumer remain healthy. This all allows us to increase our expectations for the full year. Lastly, and perhaps most importantly, as the team and I have now had the opportunity to fully refocus on this business over the last several months, we are energized by the longer-term opportunities we see. In short, we are pleased with both the start to our year and what we see as the longer-term direction of our business.”

CONSOLIDATED RESULTS
The Company announced the following GAAP and non-GAAP financial results for the three months ended March 31, 2026 and 2025:

GAAP RESULTS
(in millions, except percentages and per share data)	Three Months Ended March 31,
	2026	2025	$ Change	% Change
Net sales	$687.5	$629.6	$57.9	9.2%
Income (loss) from operations	138.2	103.1	35.1	34.0%
Total other income (expense), net	(2.9)	(12.5)	9.6	(76.8)%
Income (loss) from equity method investments	(27.7)	—	(27.7)	n/m
Income (loss) from continuing operations, before income taxes	107.6	90.6	17.0	18.8%
Income tax provision (benefit)	32.7	27.2	5.5	20.2%
Net income (loss) from continuing operations	$74.9	$63.4	$11.5	18.1%
Net income (loss) from discontinued operations, net of tax	18.2	(61.3)	79.5	(129.7)%
Net income (loss)	$93.1	$2.1	$91.0	n/m
Net earnings (loss) per common share from continuing operations - diluted	$0.38	$0.33	$0.05	15.2%
Net earnings (loss) per common share - diluted	$0.47	$0.02	$0.45	n/m
Weighted-average common shares outstanding - diluted	202.7	198.2	4.5	2.3%

NON-GAAP RESULTS
Non-GAAP results (1) exclude certain non-cash and non-recurring adjustments and (2) include certain adjustments to interest expense that were otherwise presented in discontinued operations, both as further explained in the Additional Information and Disclosures section of this release. The Company has also provided a reconciliation of the non-GAAP information to the most directly comparable GAAP information in the tables to this release.

(in millions, except percentages and per share data)	Three Months Ended March 31,
	2026	2025	$ Change	% Change	Constant Currency vs. 2025(1)
Net sales	$687.5	$629.6	$57.9	9.2%	8.0%
Non-GAAP income (loss) from operations	$142.2	$104.4	$37.8	36.2%	30.0%
Non-GAAP net income (loss) from continuing operations	$111.8	$57.1	$54.7	95.8%
Non-GAAP earnings (loss) per common share from continuing operations - diluted	$0.56	$0.30	$0.26	86.7%
Non-GAAP Adjusted EBITDA	$163.7	$124.9	$38.8	31.1%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
FIRST QUARTER 2026 CONSOLIDATED RESULTS COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)
The Company’s net sales from continuing operations of $687.5 million increased 9.2% due to a 9.5% increase in the Golf Equipment segment, driven by its strong new product lineup and a healthy start to the golf season. Additionally, the Company had an 8.4% increase in the Apparel, Gear and Other segment as a result of strength in TravisMathew sales. The Company also saw a $7.6 million benefit from foreign currency as the U.S. dollar weakened early in the quarter.

GAAP and non-GAAP gross margin increased approximately 250 and 260 basis points to 47.5% and 47.7%, respectively. The increases in gross margin were due to the increased sales and positive impacts from the Company’s gross margin initiatives, which include select price increases.

GAAP operating expense increased 4.4%, while non-GAAP operating expense increased 3.4%. The increased expense was due to lapping the $12 million one‑time benefit related to the early termination of the Company’s former Japan headquarters lease in Q1 last year. Excluding the Japan lease, expenses were down versus last year driven by the previously announced cost-savings initiatives and some timing of spend between Q1 and Q2.

Net income from continuing operations was $74.9 million on a GAAP basis and $111.8 million on a non-GAAP basis. Adjusted EBITDA from continuing operations was $163.7 million, which represented a 31.1% increase year-over-year. The increase in Adjusted EBITDA was driven primarily by higher net sales and improved gross margins. These benefits more than offset approximately $18 million of incremental tariff expense and the year‑over‑year headwind from lapping the $12 million one-time Japan lease benefit in Q1 2025.

SEGMENT RESULTS
SEGMENT NET SALES
The table below provides net sales by segment for the periods presented:

(in millions, except percentages)	Three Months Ended March 31,			Constant Currency vs. 2025(1)
	2026	2025	% Change	% Change
Golf Equipment	$486.2	$443.9	9.5%	8.0%
Apparel, Gear and Other	201.3	185.7	8.4%	7.9%
Net sales	$687.5	$629.6	9.2%	8.0%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
SEGMENT OPERATING INCOME
The table below provides the breakout of segment operating income for the periods presented:

(in millions, except percentages)	Three Months Ended March 31,
	2026	2025	Change
Golf Equipment	$117.6	$101.8	15.5%
% of segment net sales	24.2%	22.9%	130	bps
Apparel, Gear and Other	52.0	35.4	46.9%
% of segment net sales	25.8%	19.1%	670	bps
Total Segment Operating Income (loss)	$169.6	$137.2	23.6%
% of total segment net sales	24.7%	21.8%	290	bps
Total Segment Operating Income Constant Currency Growth (Decline)			18.9%
The following is a reconciliation on a GAAP basis of total segment operating income to income before income taxes for the periods presented:

	Three Months Ended March 31,
(in millions)	2026	2025	$ Change
Total Segment operating income (loss):	$169.6	$137.2	$32.4
Non-recurring expenses (1)	(4.0)	(1.3)	(2.7)
Corporate costs and expenses (2)	(27.4)	(32.8)	5.4
Income (loss) from operations	138.2	103.1	35.1
Interest income (expense), net	(5.8)	(14.9)	9.1
Other income (expense), net	2.9	2.4	0.5
Income (loss) from equity method investments	(27.7)	—	(27.7)
Income (loss) from continuing operations, before income taxes	$107.6	$90.6	$17.0

(1) Includes certain non-recurring and non-cash items as described in the schedules to this release.
(2) Includes corporate general and administrative expenses not utilized by management in determining segment profitability. For 2025, Corporate costs and expenses also includes adjustments for discontinued operations related to indirect costs that were previously allocated to the Topgolf and Jack Wolfskin businesses.

BALANCE SHEET AND CASH FLOW HIGHLIGHTS
•Inventory decreased $15.3 million year-over-year to $596.4 million, largely driven by timing of shipments.
•As of March 31, 2026, the Company was in a net cash position with $474 million in debt outstanding and unrestricted cash and cash equivalents of $500 million.
•On May 1, 2026, upon maturity, the Company settled in full in cash its $258 million of convertible notes.
•This year through April 30, 2026, the Company has repurchased 5.6 million shares of its common stock at an average cost of $14.08 per share

2026 OUTLOOK

2026 FULL YEAR OUTLOOK
(in millions, except where noted otherwise)

	2026 Current Estimate	2026 Previous Estimate	2025 As Reported
Consolidated Net Sales	$2.015 to $2.070B	$1.98B to $2.05B	$2.06B
Adjusted EBITDA (1)	$211 to $233	$170 to $195	$222

(1) Non-GAAP measure. See “Additional Information and Disclosures—Non-GAAP Information” for more information and the schedules to this press release for reconciliations to the most directly comparable GAAP measure.

2026 SECOND QUARTER OUTLOOK
(in millions)
	Q2 2026 Estimate	Q2 2025 As Reported
Consolidated Net Sales	$585 to $610	$600
Adjusted EBITDA (1)	$98 to $108	$92

(1) Non-GAAP measure. See “Additional Information and Disclosures—Non-GAAP Information” for more information and the schedules to this press release for reconciliations to the most directly comparable GAAP measure.

ADDITIONAL INFORMATION AND DISCLOSURES
Conference Call and Webcast
The Company will be holding a conference call at 2:00 p.m. Pacific time today, May 7, 2026, to discuss the Company’s financial results, outlook and business. The call will be webcast live on our investor relations website at https://ir.callawaygolf.com/news-and-events/presentations. The Company’s earnings presentation will be available ahead of the call and will include additional details. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website at https://ir.callawaygolf.com.

Non-GAAP Information
The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company’s financial results or projected financial results on a "constant currency basis" or as "constant currency" results. This information estimates the impact of changes in foreign currency exchange rates on the translation of the Company’s current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-Recurring, Non-cash and Interest Expense Adjustments. The Company provided information excluding certain non-cash amortization of acquired intangible assets, including customer and distributor relationships and acquired developed technology related to the Company’s acquisitions of TravisMathew and OGIO (together, the “Acquisitions”). While the amortization of acquired intangible assets is excluded from the calculation of non-GAAP net income, the revenue and operating costs associated with these acquired companies is reflected in non-GAAP net income calculations, as well as the acquired assets that contribute to revenue generation. For specific non-recurring adjustment items, please see the Supplemental Financial Information and Non-GAAP Reconciliation section of this release. Non-recurring adjustments include, among other things subtraction of costs related to a plan intended to optimize organizational efficiencies and decrease operating costs under the separate business structures that are anticipated after the separation of Topgolf (the “Transformation Plan”). Costs incurred related to Non-Recurring and Non-Cash Adjustments are excluded from the measurement of segment profitability for internal and external reporting purposes. In addition, we have added back to certain of our non-GAAP results interest expense relating to debt incurred at the corporate level that is categorized under discontinued operations in order to burden continuing operations with the full impact of the Company’s total term debt.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.

In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance, and, in some cases, financial condition, of the Company’s business with regard to these items.

For forward-looking Adjusted EBITDA from Continuing Operations, a reconciliation to net income (loss) from continuing operations, the most closely comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable efforts. The inability to provide a reconciliation is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income in the future but would not impact Adjusted EBITDA from Continuing Operations. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s Acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, interest expense, which varies based upon the amount of borrowing to fund the business, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from Adjusted EBITDA from Continuing Operations. The Company currently expects to continue to exclude these items in future disclosures of Adjusted EBITDA from Continuing Operations and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on net income.

Equity Method Investments. The Company also removes any income or losses from equity method investments from non-GAAP net income from continuing operations and Adjusted EBITDA.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s second quarter and full year 2026 guidance (including net sales, Adjusted EBITDA from Continuing Operations and cash balances), strength and demand of the Company’s products and services, continued brand momentum, positioning of the Company’s brands to gain market share, demand for golf and outdoor activities and apparel, continued investments in the business, consumer trends and behavior, future industry and market conditions, completion of any share repurchases, including the timing and amount thereof, return of capital to shareholders and positioning to create shareholder value, future liquidity, foreign currency effects and their impacts, tariff and tax rates and the effectiveness of mitigation efforts relating thereto, potential refunds of IEEPA tariffs, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including uncertainty regarding global economic conditions, including relating to inflation, decreases in consumer demand and spending, and any severe or prolonged economic downturn or economic recession; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products; any changes in U.S. or foreign trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future retailer purchasing activity, which can be significantly negatively affected by adverse industry and economic conditions and overall retail inventory levels; the level of promotional activity in the marketplace; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products or on the Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf Company
Callaway Golf Company (NYSE: CALY), is a premium golf equipment, gear and apparel company with a portfolio of global brands, including Callaway Golf, Odyssey, TravisMathew, and OGIO. Through an unwavering commitment to innovation and premium craftsmanship, Callaway designs, manufactures, and sells high-performance golf clubs, golf balls, apparel, bags, and other accessories—setting the standard for performance in the game of golf. For more information, please visit https://ir.callawaygolf.com.

Investor Contact
Patrick Burke
invrelations@callawaygolf.com

CALLAWAY GOLF COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$499.5	$903.2
Accounts receivable, net	393.8	123.2
Inventories	596.4	625.3
Other current assets	135.6	113.9
Current assets of discontinued operations	—	4,170.0
Total current assets	1,625.3	5,935.6
Property, plant and equipment, net	156.2	159.5
Operating lease right-of-use assets, net	164.5	173.5
Goodwill and intangible assets, net	841.7	842.2
Equity method investments	221.2	—
Other assets, net	171.6	175.2
Total assets	$3,180.5	$7,286.0
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$282.9	$296.2
Accrued employee compensation and benefits	54.2	84.9
Long-term debt, current portion	274.4	765.3
Asset-based credit facilities	44.1	44.7
Operating lease liabilities, short-term	22.6	22.9
Deferred revenue	15.5	21.5
Other current liabilities	19.9	18.5
Current liabilities of discontinued operations	—	3,113.5
Total current liabilities	713.6	4,367.5
Long-term debt, net	152.9	650.7
Operating lease liabilities, long-term	181.1	189.7
Other long-term liabilities	9.0	9.2
Total shareholders’ equity	2,123.9	2,068.9
Total liabilities and shareholders’ equity	$3,180.5	$7,286.0

CALLAWAY GOLF COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net sales	$687.5	$629.6
Cost of sales	360.8	346.0
Gross profit	326.7	283.6
Operating expenses:
Selling, general and administrative expense	173.3	164.6
Research and development expense	15.2	15.9
Total operating expenses	188.5	180.5
Income (loss) from operations	138.2	103.1
Interest income (expense), net	(5.8)	(14.9)
Other income (expense), net	2.9	2.4
Total other income (expense), net	(2.9)	(12.5)
Income (loss) from equity method investments	(27.7)	—
Income (loss) from continuing operations, before income taxes	107.6	90.6
Income tax provision (benefit)	32.7	27.2
Net income (loss) from continuing operations	$74.9	$63.4
Net income (loss) from discontinued operations, net of tax	18.2	(61.3)
Net income (loss)	$93.1	$2.1

Basic earnings (loss) per common share:
Continuing operations	$0.41	$0.35
Discontinued operations	$0.10	$(0.33)
Net earnings (loss)	$0.51	$0.01

Diluted earnings (loss) per common share:
Continuing operations	$0.38	$0.33
Discontinued operations	$0.09	$(0.31)
Net earnings (loss)	$0.47	$0.02

Weighted-average common shares outstanding:
Basic	183.7	183.4
Diluted	202.7	198.2

CALLAWAY GOLF COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss) from continuing operations	$74.9	$63.4
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	10.8	11.7
Loss from equity method investments	27.7	—
Amortization of debt discount and issuance costs	0.8	1.5
Gain on lease termination incentive	—	(12.0)
Deferred taxes, net	19.5	22.6
Share-based compensation	6.4	5.9
Loss from partial debt extinguishment	7.5	—
Loss on asset disposals	0.6	—
Unrealized net losses (gains) on hedging instruments and foreign currency	(0.7)	5.2
Gain on investment from golf-related ventures	(4.5)	—
Other	(0.5)	0.2
Change in assets and liabilities, net of business combinations	(311.5)	(207.4)
Net cash provided by (used in) operating activities - continuing operations	(169.0)	(108.9)
Net cash provided by (used in) operating activities - discontinued operations	—	23.7
Net cash provided by (used in) operating activities	(169.0)	(85.2)
Cash flows from investing activities:
Capital expenditures	(7.0)	(7.8)
Proceeds from sale of business line, net of cash retained	818.8	—
Net cash provided by (used in) investing activities - continuing operations	811.8	(7.8)
Net cash provided by (used in) investing activities - discontinued operations	—	(62.2)
Net cash provided by (used in) investing activities	811.8	(70.0)
Cash flows from financing activities:
Repayments of long-term debt	(1,004.3)	(4.6)
Proceeds from credit facilities, net	—	19.9
Debt issuance costs	—	(0.4)
Repayments of financing leases	(0.1)	(0.1)
Acquisition of treasury stock	(42.0)	(3.3)
Net cash provided by (used in) financing activities - continuing operations	(1,046.4)	11.5
Net cash provided by (used in) financing activities - discontinued operations	—	13.6
Net cash provided by (used in) financing activities	(1,046.4)	25.1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.4)	2.5
Net increase (decrease) in cash, cash equivalents and restricted cash	(404.0)	(127.6)
Cash, cash equivalents and restricted cash at beginning of period	903.5	450.3
Cash, cash equivalents and restricted cash at end of period	$499.5	$322.7
Less: restricted cash of discontinued operations at end of period	—	(5.7)
Cash and cash equivalents of continuing operations at end of period	$499.5	$317.0

CALLAWAY GOLF COMPANY
CONSOLIDATED NET SALES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Sales by Product Category
	Three Months Ended March 31,		Growth/(Decline)		Constant Currency vs. 2025(1)
	2026	2025	Dollars	Percent	Percent
Net sales:
Golf Clubs	$380.6	$340.0	$40.6	11.9%	10.4%
Golf Balls	105.6	103.9	1.7	1.6%	0.3%
Apparel	102.7	98.0	4.7	4.8%	5.1%
Gear, Accessories & Other	98.6	87.7	10.9	12.4%	11.1%
Total net sales	$687.5	$629.6	$57.9	9.2%	8.0%

(1) Calculated by applying 2025 exchange rates to 2026 reported net sales in regions outside the U.S.

	Net Sales by Region
	Three Months Ended March 31,		Growth/(Decline)		Constant Currency vs. 2025(1)
	2026	2025	Dollars	Percent	Percent
Net sales:
United States	$448.8	$416.1	$32.7	7.9%	7.9%
Europe	83.2	64.3	18.9	29.4%	18.2%
Asia	103.6	106.8	(3.2)	(3.0%)	(0.7%)
Rest of world	51.9	42.4	9.5	22.4%	15.8%
Total net sales	$687.5	$629.6	$57.9	9.2%	8.0%

(1) Calculated by applying 2025 exchange rates to 2026 reported net sales in regions outside the U.S.

	Operating Segment Information
	Three Months Ended March 31,		Growth/(Decline)		Constant Currency vs. 2025(1)
	2026	2025	Dollars	Percent	Percent
Net sales:
Golf Equipment	$486.2	$443.9	$42.3	9.5%	8.0%
Apparel, Gear and Other	201.3	185.7	15.6	8.4%	7.9%
Total net sales	$687.5	$629.6	$57.9	9.2%	8.0%

Segment operating income:
Golf Equipment	$117.6	$101.8	$15.8	15.5%
Apparel, Gear and Other	52.0	35.4	16.6	46.9%
Total segment operating income	169.6	137.2	32.4	23.6%
Non-recurring items (2)	(4.0)	(1.3)	(2.7)	n/m
Corporate costs and expenses (3)	(27.4)	(32.8)	5.4	(16.5)%
Income (loss) from operations	138.2	103.1	35.1	34.0%
Interest income (expense), net	(5.8)	(14.9)	9.1	(61.1)%
Other income (expense), net	2.9	2.4	0.5	20.8%
Total other income (expense), net	(2.9)	(12.5)	9.6	(76.8)%
Income (loss) from equity method investments	(27.7)	—	(27.7)	n/m
Income (loss) from continuing operations, before income taxes	$107.6	$90.6	$17.0	18.8%

(1) Calculated by applying 2025 exchange rates to 2026 reported net sales in regions outside the U.S.
(2) Includes certain non-recurring and non-cash items as described in the below schedules to this release.
(3) Includes corporate general and administrative expenses not utilized by management in determining segment profitability. Corporate costs and expenses also includes adjustments for discontinued operations related to indirect costs that were previously allocated to the Topgolf and Jack Wolfskin businesses.

CALLAWAY GOLF COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Three months ended March 31,
	2026						2025
	GAAP	Non-Cash Acquisition-related Amortization	Tax Valuation Allowance	Non-Recurring Items(1)	(Loss) From Equity Method Investments	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(2)	Non- GAAP
Net sales	$687.5	$—	$—	$—	$—	$687.5	$629.6	$—	$—	$629.6
Cost of sales	360.8	—	—	1.1	—	359.7	346.0	—	0.3	345.7
Gross profit	$326.7	$—	$—	$(1.1)	$—	$327.8	$283.6	$—	$(0.3)	$283.9
Gross Margin	47.5%					47.7%	45.0%			45.1%

(1) Non-recurring items from continuing operations primarily includes $1.0 million of charges incurred to relocate to a new UK warehousing property as a result of the sale of the Jack Wolfskin business in 2025.

(2) Non-recurring items from continuing operations primarily includes restructuring and reorganization costs.

	Three months ended March 31,
	2026						2025
	GAAP	Non-Cash Acquisition-related Amortization	Tax Valuation Allowance (3)	Non-Recurring Items(1)	(Loss) From Equity Method Investments(4)	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(2)	Non- GAAP
Income (loss) from operations	$138.2	$(0.2)	$—	$(3.8)	$—	$142.2	$103.1	$(0.1)	$(1.2)	$104.4
Net income (loss) from continuing operations	$74.9	$(0.2)	$0.1	$(4.4)	$(32.4)	$111.8	$63.4	$—	$6.3	$57.1

(1) Non-recurring items from continuing operations primarily includes $7.5 million of other expense related to the continuing operations portion of the $15.0 million write off of debt issuance costs due to the $1.0 billion partial repayment of the term loan in January 2026 in connection with the sale of Topgolf, $1.0 million of costs related to the relocation to a new UK warehouse as a result of the sale of the Jack Wolfskin business in 2025, $1.0 million of restructuring charges related to the Transformation Plan and a $0.7 million write-off of software assets stemming from our separation from Topgolf. These costs were partially offset by a $4.3 million gain on our investment in Five Iron.

(2) Non-recurring items from continuing operations primarily include $0.7 million of restructuring charges related to the Transformation Plan. In addition, $9.5 million of term loan interest expense incurred at the corporate level and included in discontinued operations is reflected as part of continuing operations in order to show the full effect of consolidated interest expense.

(3) During the first quarter of fiscal year 2026, we released valuation allowances on certain U.S. deferred tax assets in both continuing and discontinued operations related to the disposal of the Topgolf and Jack Wolfskin businesses.

(4) Represents our 40% proportionate share of Topgolf’s net loss, which is accounted for under the equity method.

	Three months ended March 31,
	2026						2025
	GAAP	Non-Cash Acquisition-related Amortization	Tax Valuation Allowance	Non-Recurring Items	(Loss) From Equity Method Investments	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items	Non- GAAP
Diluted earnings (loss) per share from continuing operations (1)	$0.38	$—	$—	$(0.02)	$(0.16)	$0.56	$0.33	$—	$0.03	$0.30
Weighted-average shares outstanding - diluted	202.7	202.7	202.7	202.7	202.7	202.7	198.2	198.2	198.2	198.2

(1) When aggregated, earnings per share amounts may not add across due to rounding.

CALLAWAY GOLF COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	2026 Trailing Twelve Month Adjusted EBITDA					2025 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	June 30,	September 30,	December 31,	March 31,		June 30,	September 30,	December 31,	March 31,
	2025	2025	2025	2026	Total	2024	2024	2024	2025	Total
Net income (loss) from continuing operations	$45.5	$(4.1)	$(66.0)	$74.9	$50.3	$99.4	$31.0	$(93.9)	$63.4	$99.9
Interest expense (income), net	15.3	14.8	15.6	5.8	51.5	15.9	15.1	14.7	14.9	60.6
Income tax provision (benefit)	13.1	2.7	5.8	32.7	54.3	(17.8)	(34.8)	62.2	27.2	36.8
Non-cash depreciation and amortization expense	11.2	10.8	10.4	10.8	43.2	10.9	11.3	11.8	11.7	45.7
Non-cash stock compensation and stock warrant expense, net	5.4	5.8	6.7	6.5	24.4	6.0	5.6	7.1	5.9	24.6
Non-cash lease amortization expense	0.6	0.3	0.1	(0.5)	0.5	0.6	0.4	0.4	0.6	2.0
Acquisitions & non-recurring items, before income taxes(1)	0.9	0.3	2.3	5.8	9.3	1.7	1.2	2.1	1.2	6.2
Loss from equity method investments	—	—	—	27.7	27.7	—	—	—	—	—
Adjusted EBITDA	$92.0	$30.6	$(25.1)	$163.7	$261.2	$116.7	$29.8	$4.4	$124.9	$275.8

(1) In 2026, amounts primarily relate to the write-off of a proportionate amount debt issuance costs due to the $1.0 billion partial repayment of term loan debt in January 2026 in connection with the sale of Topgolf, charges incurred to relocate to a new UK warehouse in connection with the sale of the Jack Wolfskin business, the write-off of IT assets stemming from the sale of Topgolf, and restructuring charges related to the Transformation Plan, partially offset by remeasurement gains on our cost method investment and gains on the disposal of intellectual property. In 2025, amounts primarily include restructuring and reorganization charges related to the Transformation Plan. In 2024, amounts primarily include restructuring and reorganization charges related to the Transformation Plan, IT integration costs associated with the implementation of a new cloud based HRM system, IT costs related to a cybersecurity incident, and costs incurred to centralize warehousing and distribution operations to achieve synergies in connection with the Company’s acquisitions.